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                                    EXHIBIT A
No. 7


                       CERTIFICATE OF CONTINGENT INTEREST
                       IN COMMON STOCK $0.001 PAR VALUE OF
                             PETROQUEST ENERGY, INC.

                 ISSUED PURSUANT TO PLAN AND AGREEMENT OF MERGER
                                   DATED AS OF
                               FEBRUARY 11, 1998,
                                  BY AND AMONG

                          OPTIMA PETROLEUM CORPORATION,
                        OPTIMA ENERGY (U.S.) CORPORATION,
                          GOODSON EXPLORATION COMPANY,
                             NAB FINANCIAL, L.L.C.,
                             DEXCO ENERGY, INC. and
                            AMERICAN EXPLORER, L.L.C.


                         READ THIS CERTIFICATE CAREFULLY

                             THIS CERTIFICATE IS NOT
              TRANSFERABLE OR ASSIGNABLE EXCEPT AS HEREIN PROVIDED


         This is to certify that Ralph J. Daigle is the registered holder of 500,100 Units of Contingent Interest with respect to shares of Common Stock, $0.001 par value, of PetroQuest Energy, Inc., a Delaware corporation ("PetroQuest Energy, Inc. Common Stock"), issued pursuant to the provisions of the Plan and Agreement of Merger dated as of February 11, 1998. Each Unit of Contingent Interest represents the right to receive the number of shares of PetroQuest Common Stock, if any, that may be distributable upon the terms and subject to the conditions hereinafter set forth.

                                      PETROQUEST ENERGY, INC.


                                      By:    /s/ CHARLES T. GOODSON
                                         --------------------------------------
                                      Name:      Charles T. Goodson
                                           ------------------------------------
                                      Title:     President and Chief Executive
                                                 Officer
                                            -----------------------------------

Dated: September 1, 1998


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This Certificate is one of the Contingent Interest Certificates for an aggregate of 1,667,001 Units of Contingent Interest ("Contingent Stock Issue Rights") issued pursuant to the Plan and Agreement of Merger (the "Merger Agreement") dated as of February 11, 1998, among Optima Petroleum Corporation, a Delaware corporation and previously a corporation constituted under the Canadian Business Corporation Act and whose name has been changed to PetroQuest Energy, Inc. ("PetroQuest"), Optima Energy (U.S.) Corporation, a Louisiana corporation and wholly-owned subsidiary of PetroQuest and previously a Nevada corporation ("Acquisition Subsidiary"), Goodson Exploration Corporation, a Louisiana corporation ("Goodson"), NAB Financial, L.L.C., a Louisiana limited liability company ("NAB"), Dexco Energy, Inc., a Louisiana corporation ("Dexco") (Goodson, NAP and Dexco collectively referred to herein as the "Target Corporations") and American Explorer, L.L.C., a Louisiana limited liability company and whose membership interests are 100% owned by the Target Corporations (the "Operating Company"), and pursuant to which the Target Corporations were merged (the "Mergers") with and into Acquisition Subsidiary. The terms and conditions upon which the registered holder of this Certificate may become entitled to shares of common stock, $0.001 par value, of Optima ("PetroQuest Common Stock") are set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

                  SECTION 1. RIGHTS TO PETROQUEST COMMON STOCK

         Subject to the terms hereof, and subject to the satisfaction of the conditions provided herein, each Unit of Contingent Stock Issue Rights shall entitle the holder thereof to receive, and shall automatically be converted into that number of shares of PetroQuest Common Stock, if any, determined as follows:

                  (i) if a PetroQuest Triggering Event (as hereinafter defined) occurs at any time on or before the third anniversary of the date of issuance of these Contingent Stock Issue Rights (the "Third Anniversary"), each Unit of Contingent Stock Issue Right shall entitle the holder thereof to receive one share of PetroQuest Common Stock on the date the PetroQuest Triggering Event occurs; and

                  (ii) if a PetroQuest Triggering Event does not occur on or before the Third Anniversary, then this Contingent Stock Issue Right shall not entitle the holder to receive any shares of PetroQuest Common Stock and these Contingent Stock Issue Rights shall terminate and be of no further force or effect.

         For the purposes of this Section 1:

                  (i) a PetroQuest Triggering Event shall have occurred if the PetroQuest Common Stock has a Fair Market Value at or above U.S. $5.00 per share (as adjusted for stock splits, combinations and other similar corporate events) for a period of 20 consecutive trading days; and




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                  (ii) the "Fair Market Value" of one share of PetroQuest Common
         Stock shall mean, for any trading day, (w) the closing sale price for a share of PetroQuest Common Stock on such trading day on the Nasdaq National Market System, or (x) if no sale takes place on such day, the average of the closing bid and asked prices on the Toronto Stock Exchange, or (y) if no such sale takes place on either of such exchanges on such day, the average of the closing bid and asked prices of a share of PetroQuest Common Stock on such trading day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (z) if not quoted on NASDAQ or such exchanges on such day, the average of the closing bid and asked prices for a share of PetroQuest Common Stock as quoted on any other recognized stock exchange on which such shares are then listed.

                  Upon satisfaction of the conditions specified in Section 1, the registered holder of this Certificate shall be considered a record holder of the number of shares of PetroQuest Common Stock specified in this Section 1. Upon satisfaction of the conditions specified in
         Section 1, PetroQuest shall issue to the holder of this Certificate, upon surrender of this Certificate to PetroQuest or an agent designated by PetroQuest, that number of shares of PetroQuest Common Stock issuable upon conversion of the number of Contingent Stock Issue Rights represented by this Certificate.

                              SECTION 2. DIVIDENDS

         No dividends shall be payable with respect to the PetroQuest Common Stock represented by this Certificate until a record date has occurred after the issuance thereof.

                     SECTION 3. REPLACEMENT OF CERTIFICATES

         Upon receipt of evidence satisfactory to PetroQuest or its agent of the loss, theft, destruction, or mutilation of any Certificate and upon receipt of indemnity reasonable satisfactory to PetroQuest or its agent, PetroQuest shall deliver a new Certificate for the number of Contingent Stock Issue Rights represented by the Certificate so lost, stolen, destroyed, or mutilated.

                        SECTION 4. HOLDER NOT STOCKHOLDER

         This Certificate does not entitle the holder thereof to any voting or other rights as a stockholder of PetroQuest.

                SECTION 5. ADJUSTMENT OF PETROQUEST COMMON STOCK

         5.1 Stock Dividends, Etc. In case PetroQuest shall (1) pay a dividend in shares of PetroQuest Common Stock; (2) subdivide outstanding shares of PetroQuest Common Stock; (3) combine outstanding shares of PetroQuest Common Stock into a smaller number of shares; or (4) issue by reclassification any shares of Common Stock, the number of shares of PetroQuest


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Common Stock issuable upon conversion of the Contingent Stock Issue Rights represented by this Certificate shall be proportionately adjusted.

         5.2 Merger, Etc. In case of (1) any consolidation or merger of PetroQuest or any of its affiliates with or into another corporation or (2) any sale, transfer, or other disposition of all or substantially all of the property, assets, or business of PetroQuest or its affiliates, as a result of which property (cash or otherwise) shall be payable or distributable to the holders of PetroQuest Common Stock, the Certificate shall thereafter represent the number and class of shares or other securities or property of PetroQuest, or of the corporation or other entity resulting from such consolidation or merger or to which such sale, transfer, or other disposition shall have been made for or into which the PetroQuest Common Stock underlying this Certificate would have been exchanged or converted upon such event if outstanding at the time thereof, with appropriate adjustments to the Triggering Event conditions so as to maintain as nearly as reasonably practicable the intent of the parties hereunder and which adjustments shall be determined in good faith by the PetroQuest Board of Directors. The terms of any such consolidation, merger, sale, transfer, or other disposition shall include appropriate provisions in accordance with the provisions of this Section 5.2. The provisions of this Section 5.2 shall similarly apply to successive consolidations, mergers, sales, transfers, or other dispositions as aforesaid.

         5.3 Notice. Whenever an adjustment is made as provided in this Section 5, PetroQuest shall promptly mail to the holder of this Certificate, at the address appearing below unless changed by written notice by the holder, a statement setting forth the adjustment and the facts giving rise thereto.

                       SECTION 6. TRANSFER OF CERTIFICATES

         Except for transfers to Robert R. Brooksher, this Certificate is not transferable or assignable except by the laws of descent and distribution, by will or by operation of law.

                      SECTION 7. INITIAL ADDRESS FOR NOTICE

         Notice may be given at the following address:


                           625 E. Kaliste Saloom Road
                                    Suite 400
                           Lafayette, Louisiana 70508


                            SECTION 8. GOVERNING LAW

         This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.


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